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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2004, except for Note 2, "Accounting for the Impairment or Disposal of Long Lived Assets" as to which the date is March 11, 2005, relating to the financial statements and financial statement schedule of The Macerich Company and our report dated March 11, 2004 relating to the financial statements of Pacific Premier Retail Trust, which appear in The Macerich Company's Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 13, 2005 relating to the financial statements of Wilmorite Holdings, L.P. which appears in The Macerich Company's Form 8-K/A, date of report (date of earliest event reported) July 5, 2005 (April 25, 2005). We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Irvine, California
January 11, 2006

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  Exhibit 23.1